                                                                    EXHIBIT 23.3



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-76480 of Fleming Companies, Inc. of our report dated February 13, 2002, appearing in the Annual Report on Form 10-K of Fleming Companies, Inc. for the year ended December 29, 2001, and to the use of our report dated February 13, 2002, appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Independent Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP

Dallas, Texas
March 13, 2002